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                                                                     EXHIBIT 8.2

                    [LETTERHEAD OF OSLER, HOSKIN & HARCOURT]

      , 1999

Mattel, Inc.
333 Continental Boulevard
El Segundo CA 90245

Ladies and Gentlemen:

Re: Registration Statement on Form S-3

We have acted as Canadian tax counsel to Mattel, Inc., a Delaware corporation (the "Company"), in connection with its issuance of up to 10,734,440 shares of $1.00 par value common stock of the Company pursuant to the registration statement filed with the Securities and Exchange Commission (the "Commission")
on Form S-3 on            , 1999, (file No. 333-73177), as amended (together
with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement"). You have requested our opinion concerning the material Canadian federal income tax consequences to certain persons acquiring the securities described above upon the exchange of exchangeable shares as contemplated in the Registration Statement.

In formulating our opinion, we have examined such documents, corporate records, or other instruments as we deemed necessary or appropriate, including (1) the Registration Statement, (2) the Articles of Arrangement with respect to the exchangeable shares and (3) the Voting and Exchange Trust Agreement and the Voting and Exchange Trust Supplement with respect to the exchangeable shares, and such other documents, corporate records, and instruments as we have deemed necessary or appropriate for purposes of this opinion. We have made such further legal examinations and inquiries as we deemed necessary or appropriate for purposes of this opinion. We have not made an independent investigation or audit of the facts contained in the above referenced documents.

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. Our opinion set forth below further assumes (1) the accuracy of the statements and facts set forth in the Registration Statement and in the other documents examined by us, in connection with formulating our opinion and (2) the consummation of the exchange of exchangeable shares in the manner contemplated by, and in accordance with the terms set forth in, the Articles of Arrangement, the Voting and Exchange Trust Agreement, the Voting and Exchange Trust Supplement, and the Registration Statement.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of Canada and we express no opinion with respect to the applicability thereto, or the effect thereon, of any provincial, territorial or foreign tax legislation.
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Based on such facts, assumptions and representations, it is our opinion that the information set forth in the Registration Statement under the caption "Income Tax Considerations Regarding Our Common Stock, the Exchangeable Shares and the Conversion of Notes--Canadian federal income tax considerations" describes, subject to the limitations set forth therein, the material Canadian federal income tax considerations relevant to the acquisition of the Company's common stock upon the exchange of exchangeable shares as contemplated in the Registration Statement.

No opinion is expressed as to any matter not discussed herein.

This opinion is based on the current provisions of the Canadian Tax Act, the regulations thereunder and our understanding of the current administrative practices of Revenue Canada, Customs, Excise and Taxation. The opinion also takes into account the proposed amendments to the Canadian Tax Act and the regulations thereunder publicly announced by the Minister of Finance prior to the date of this opinion and assumes that all such proposed amendments will be enacted in their present form. However, we cannot assure you that the proposed amendments will be enacted in the form proposed, or at all. Except for the foregoing, this opinion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion after the effectiveness of the Registration Statement.

Except as provided below, this opinion is rendered only to you, and is for your use in connection with the issuance of common stock by the Company pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by the investors who acquire common stock of the Company pursuant to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Income Tax Considerations Regarding Our Common Stock, the Exchangeable Shares and the Conversion of Notes--Canadian federal income tax considerations" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,


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